UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2009

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Unum Group (“Unum Group” or the “Company”), a Delaware corporation, entered into an Underwriting Agreement, dated September 25, 2009 (the “Underwriting Agreement”) relating to the offering and sale of $350,000,000 aggregate principal amount of its 7.125% Senior Notes due 2016 (the “Notes) under an Indenture dated as of September 30, 2009 (the “Indenture”). The closing occurred on September 30, 2009. Copies of the Underwriting Agreement, the form of the Notes, the Indenture, and a press release concerning the offering of Notes are attached hereto as Exhibits 1.1, 4.1, 4.2 and 99.1, respectively.

The Notes were offered and sold by the Company pursuant to its effective registration statement on Form S-3 (File No. 333-155283) filed with the U.S. Securities and Exchange Commission on November 12, 2008 (the “Registration Statement”) and a prospectus supplement dated September 25, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report and hereby incorporated by reference into the Registration Statement:

1.1	Underwriting Agreement, dated September 25, 2009 with respect to 7.125% Senior Notes due 2016, between Unum Group and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., on behalf of themselves and the Underwriters named therein.

4.1	Form of 7.125% Senior Note due 2016.

4.2	Indenture for Senior Debt Securities, dated as of September 30, 2009, between Unum Group and The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1	Press release of Unum Group dated September 30, 2009, concerning offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2009	UNUM GROUP

	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 25, 2009 with respect to 7.125% Senior Notes due 2016, between Unum Group and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., on behalf of themselves and the Underwriters named therein.

4.1	Form of 7.125% Senior Note due 2016.

4.2	Indenture for Senior Debt Securities, dated as of September 30, 2009, between Unum Group and The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1	Press release of Unum Group dated September 30, 2009, concerning offering of the Notes.